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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
_________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 21, 2022

M.D.C. Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

4350 South Monaco Street, Suite 500, Denver, Colorado 80237

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 773-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	552676108	New York Stock Exchange
6% Senior Notes due January 2043	552676AQ1	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 21, 2022, Richmond American Homes of Tennessee, Inc. (the “Company”), a wholly-owned subsidiary of M.D.C. Holdings, Inc. (“MDC”), entered into an asset purchase agreement (“Purchase Agreement”) to acquire substantially all of the homebuilding assets and certain specified liabilities of The Jones Company of Tennessee, LLC (“Seller”) for a purchase price of $117,335,642, subject to adjustments. Seller is a leading homebuilder in the Nashville area.

The purchase price is subject to adjustments depending on the amount of land being conveyed at closing, the number of land purchase contracts being assigned at closing, balance sheet adjustments, work in process, home closings, and other customary adjustments. An indemnity holdback amount and a warranty holdback amount are to be withheld from the purchase price.

The Purchase Agreement includes customary representations and warranties, including among other things, the accuracy of financial information, the absence of undisclosed material liabilities or events, the identification of material contracts and documents, the title and status of purchased assets, compliance with laws and governmental requirements, the condition of purchased assets, the absence of undisclosed legal proceedings, compliance with employee benefit matters, and compliance with tax requirements.

Consummation of the transaction is subject to the approval of the MDC board of directors and customary conditions, including, among other things, the absence of an unresolved material objection regarding the calculation of the purchase price, and the replacement of assumed sureties and warranties.

The Purchase Agreement provides for Seller to conduct its business in the ordinary course until closing, Seller to remain in existence for a period of three years after closing, the parties to comply with disclosure requirements, and Seller and the Seller Principals (as defined in the Purchase Agreement) to comply with restrictive covenants for a period of five years after closing.

The Company anticipates that the transaction will close near the end of the second quarter of 2022.

The above description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 and is incorporated by reference.

ITEM 7.01.     REGULATION FD DISCLOSURE

On April 22, 2022, MDC issued a press release announcing the entry into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1. The information in Item 7.01 of this Current Report, including the press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

Exhibit Number	Description

2.1*	Asset Purchase Agreement, dated as of April 21, 2022, between Richmond American Homes of Tennessee, Inc. and The Jones Company of Tennessee, L.L.C
99.1	Press Release dated April 22, 2022
104	Cover Page Interactive Data file (formatted in Inline XBRL)

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The omitted schedules and exhibits will be furnished to the Securities and Exchange Commission upon request.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K, including statements regarding the Purchase Agreement and the contemplated acquisition, as well as the anticipated closing of this acquisition, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include matters over which MDC has little or no control. Additional information about the risks and uncertainties applicable to MDC's business is contained in MDC's Form 10-K for the year ended December 31, 2021, which is filed with the Securities and Exchange Commission. All forward-looking statements are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. MDC undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
_________________________________

M.D.C. HOLDINGS, INC.

Dated:	April 22, 2022	By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Vice President, Secretary and Corporate Counsel

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